UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2011

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 20, 2011, Orange 21 Inc. (the “Company,” “we” or “us”) entered into a first amendment to retainer agreement with Regent Pacific Management Corporation (the “Amended Agreement”). The Amended Agreement amends the retainer agreement that we entered into with Regent Pacific Management Corporation on April 10, 2011 (the “Retainer Agreement”), pursuant to which Regent Pacific Management Corporation provides us with certain management services including the service of our Interim Chief Financial Officer and Treasurer, Michael Angel. The Amended Agreement extends the term of the Retainer Agreement to January 2, 2012. The Amended Agreement also provides us the option to engage the services of Mr. Angel (or any business entity wholly owned by Mr. Angel) following January 2, 2012 by making a payment of $62,500 to Regent Pacific Management Corporation on or before January 2, 2012. The solicitation or hiring of Mr. Angel (or any other service provider under the Retainer Agreement) was prohibited under the terms of the Retainer Agreement prior to its amendment for a period of three years following the expiration of the Retainer Agreement subject to a requirement to pay liquidated damage in the amount of $487,500 per person. The foregoing description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, a copy of which is filed herewith as exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Retainer Agreement between Regent Pacific Management Corporation and Orange 21 Inc. dated September 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 26, 2011	ORANGE 21 INC.

	By:	/s/ Michael D. Angel
Michael D. Angel
Interim Chief Financial Officer and Treasurer